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Exhibit 5.1

        [KIRKLAND & ELLIS LLP LOGO]

April 12, 2004

Aksys, Ltd.
Two Marriott Drive
Lincolnshire, Illinois 60069

Ladies and Gentlemen:

        We are acting as special counsel to Aksys, Ltd., a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of 21,831,218 shares of its common stock, par value $0.01 per share (the "Shares"), and warrants to purchase 281,454 Shares (the "Warrants"), pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on the date hereof, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The Shares and the Warrants are being offered and sold to the public from time to time by the selling securityholders named in the prospectus forming a part of the Registration Statement (the "Selling Securityholders").

        In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including the corporate records and organizational documents of the Company, and the Registration Statement and exhibits thereto.

        For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinion expressed herein that we have not independently verified, we have relied upon statements and representations of the Selling Securityholders and officers and other representatives of the Company.

        Based upon and subject to the qualifications, assumptions and limitations set forth in this letter, we are of the opinion that:

  (1)
  The Warrants have been duly executed and delivered by the Company and are valid and binding obligations of the Company in accordance with their terms.

  (2)
  The Shares issued and outstanding as of the date of this opinion have been validly issued and are fully paid and non-assessable.

  (3)
  The Shares that are not issued and outstanding as of the date of this opinion, when such Shares are issued in accordance with the terms of the Warrants relating to such Shares, and certificates representing such Shares have been duly executed, countersigned by the Company's transfer agent and delivered on behalf of the Company against payment of the full consideration for such Shares in accordance with the terms of the Warrants relating to such Shares, will be validly issued, fully paid and nonassessable.

        Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, or general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

        Our advice on every legal issue in this letter is based exclusively on the General Corporation Law of the State of Delaware, including the applicable provisions of the Constitution of the State of Delaware and reported judicial opinions interpreting such laws, and the federal laws of the United States, and represents our opinion as to how such issue would be resolved were it to be considered by the highest court in the jurisdiction that enacted such law.

        We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the sale of the Shares and Warrants.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

        This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks as of the effective date of the Registration Statement. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware or the federal laws of the United States be changed by legislative action, judicial decision or otherwise.

        This opinion is furnished in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,
/s/ KIRKLAND & ELLIS LLP Kirkland & Ellis LLP

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  Exhibit 5.1